                                                                  Exhibit 10.8


             SECOND AMENDMENT TO GUARANTY AND SURETYSHIP AGREEMENT

                  THIS SECOND AMENDMENT TO GUARANTY AND SURETYSHIP AGREEMENT (this "Amendment"), dated as of this 21st day of November, 1996, between BLACK BOX CORPORATION, a Delaware corporation formerly known as MB Communications, Inc. (the "Guarantor"), and MELLON BANK, N.A., a national banking association (the "Lender").

                              W I T N E S S E T H:

                  WHEREAS, the Guarantor executed and delivered that certain Guaranty and Suretyship Agreement, dated as of May 6, 1994, in favor of the Lender, as amended by that certain First Amendment to Guaranty and Suretyship Agreement, dated as of March 30, 1995 (as amended, the "Guaranty"); and

                  WHEREAS, the Lender and the Guarantor have agreed to further amend the Guaranty as hereinafter set forth.

                  NOW, THEREFORE, intending to be legally bound and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                  1. The Guaranty is hereby amended by deleting Section 4.18 thereof and inserting the following Section in lieu thereof:

                  4.18. CONSOLIDATED TAX RETURN. The Guarantor shall not, and shall not suffer any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Borrower, the Guarantor, the Holding Company Guarantor and their respective Subsidiaries.

                  2. The Guaranty is hereby amended by deleting Section 5.01 thereof and inserting the following Section in lieu thereof:

                  5.01. CONSOLIDATED NET WORTH. Consolidated Net Worth of the Guarantor shall not be less than $60,000,000; PROVIDED, that such amount shall be increased on the last day of each fiscal year of the Guarantor, beginning with the fiscal year ending on or about March 31, 1997, by an amount equal to fifty percent (50%) of the Guarantor's Consolidated Net Income for such fiscal year, PROVIDED, FURTHER, that such amount shall not be decreased as the result of any loss.

                  3. The Guaranty is hereby amended by deleting Section 5.03 thereof and inserting the following Section in lieu thereof:

                  5.03. DIVIDENDS AND RELATED DISTRIBUTIONS. The Guarantor shall not declare or make any Stock Payment, except that the Guarantor may make Stock Payments during any fiscal year in an amount not in excess of fifty percent (50%) of Guarantor's Consolidated Net Income.

                  4. The Guaranty is hereby amended by deleting Section 5.04 thereof and inserting the following Section in lieu thereof:

                  5.04. CAPITAL EXPENDITURES. The Guarantor shall not, and shall not permit any Subsidiary of the Guarantor to, make any Capital Expenditures on or after the date hereof, except for Capital Expenditures not in excess of $3,500,000 in the aggregate by the Guarantor and its Subsidiaries in any fiscal year.

                  5. The Guaranty is hereby amended by deleting Section 5.06 thereof and inserting the following Section in lieu thereof:

                  5.06. CASH FLOW OF THE GUARANTOR. As of the last date of each fiscal quarter, the ratio of (a) the Consolidated Net Income of the Guarantor plus the amortization expense related to intangible assets, without giving effect, in the case of the Guarantor and its Subsidiaries, to reductions in income attributable to amortization of original issue discount with respect to the promissory note of the Guarantor delivered pursuant to the Senior Subordinated Indenture, for the four (4) most recently completed fiscal quarters to (b) the aggregate Indebtedness of the Guarantor and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP shall not be less than .25 to 1.

                  6. Section 5.07 of the Guaranty is hereby deleted in its entirety and the following Section is hereby inserted in liue thereof:

                  5.07. INDEBTEDNESS TO TOTAL CAPITALIZATION. The Guarantor shall not permit the ratio of Indebtedness of the Guarantor and its Subsidiaries to Adjusted Total Capitalization to be greater than (a) sixty percent (60%) during the period from April 1, 1996, through March 31, 1997, and (b) fifty-five percent (55%) from and after April 1, 1997.

                  7. Section 5.09 of the Guaranty is hereby deleted in its entirety and the following Section is hereby inserted in lieu thereof:

                  5.09. INDEBTEDNESS. The Guarantor shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness except:

                  (i) Indebtedness incurred in connection with the Credit Agreement;

                  (ii) Indebtedness incurred in connection with the Term Loan Documents;

                  (iii) subject to compliance with Section 5.08, Indebtedness of any Subsidiary of the Guarantor to the Guarantor or any Subsidiary of the Guarantor; and

                  (iv) other Indebtedness of the Guarantor or any of its Subsidiaries, provided (a) after giving effect thereto and to the application of the proceeds thereof, the Guarantor and its Subsidiaries are in compliance with all provisions of this Article V and, to the extent applicable, Article VII of the Credit Agreement and
         (b) no Potential Default or Event of Default exists or would occur as a result of the creation, incurrence, assumption or existence thereof;

         provided, however, that Indebtedness of the Guarantor from any Affiliate (other than the Borrower) shall be subordinated to the Guarantor's obligations hereunder on the terms identified in Exhibit J to the Credit Agreement.

                  8. Section 5.10 of the Guaranty is hereby deleted in its entirety and the following Section is hereby inserted in lieu thereof:

                  5.10. DISPOSITION OF PROPERTIES AND ASSETS. The Guarantor shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of, voluntarily or involuntarily, any of its properties or assets, except:

                  (i) sales of inventory in the ordinary course of business;

                  (ii) if no Potential Default or Event of Default exists, the following:

                                    (a) subject, to the extent applicable, to
                           compliance with Article VII of the Credit Agreement, transfers of property between wholly-owned Subsidiaries of the Guarantor and from Subsidiaries of the Guarantor to the Guarantor or wholly-owned Subsidiaries of the Guarantor and the transfer of all of the capital stock of the Borrower from the Guarantor to the Holding Company Guarantor;

                                    (b)     the Spin-Off; and

                                    (c) assets (other than any capital stock of
                           the Borrower) with an Asset Percentage Value, when combined with the Asset Purchase Value of any other assets disposed of pursuant to this clause (c) during the preceding four (4) fiscal quarters of the Guarantor, of not more than ten percent (10%) and for consideration representing the fair market value of such asset at the time of such disposition, provided, that in no event shall the total assets disposed of pursuant to this clause (c) have a value (taken at the higher of book value or the fair market value thereof as determined in good faith by the Board of Directors of the Guarantor) exceeding fifteen percent (15%) of Consolidated Total Assets;

                  provided, however, that in the case of clause (ii)(b) above, all agreements and instruments entered into in connection with the Spin-Off shall be in form and substance satisfactory to the Lender.

                  9. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  10. Except as specifically amended by this Amendment, the terms and conditions of the Guaranty shall remain in full force and effect and shall be binding upon the parties hereto and their respective successors and assigns.

                  11. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                      BLACK BOX CORPORATION

                                      By: /s/ FREDERICK C. YOUNG
                                         --------------------------
                                      Title: Vice President

                                      MELLON BANK, N.A.

                                      By:  /s/ MARK LATTERNER
                                          -------------------------
                                      Title:  Asst. Vice President

                        [Signatures to Second Amendment
                     to Guaranty and Suretyship Agreement]